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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of AGL Capital Corporation and AGL Resources Inc. on Form S-3 of our report dated October 25, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of AGL Resources Inc. for the year ended September 30, 2000 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
September 17, 2001